                                             ***TEXT OMITTED AND FILE SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                            UNDER 17 C.F.R. SS.SS. 200.80(B)(4),
                                                            200.83 AND 240.24B-2


                           SECOND AMENDMENT AGREEMENT
                           --------------------------

         This Second Amendment Agreement ("Amendment No.2") effective as of the last date on the signature page hereof, by and between Corvas International, Inc. ("Corvas") and Schering Corporation and Schering-Plough Ltd. (collectively "Schering") amends and supplements that certain Collaboration and License Agreement among Corvas and Schering effective December 14, 1994, as amended by: the Letter of Understanding signed on December 17, 1996; the Letter of Agreement, dated December 15, 1998, extending the term of the Factor Xa Research Program; and the Amendment Agreement dated February 18, 1999 (collectively, the "Agreement").

         The parties hereby agree to further amend the Agreement as follows:

         Except as expressly defined herein, all capitalized terms shall have the meanings set forth in the Agreement, as amended.

1. The parties acknowledge that during the term of the Agreement, Schering shall have the right, in its sole discretion, to screen Program Thrombin Inhibitors and/or Program Factor Xa Inhibitors against any of Schering's biological targets to determine whether such compounds have activity other than as a Thrombin Inhibitor or Factor Xa Inhibitor (hereinafter an "Alternative Activity").

2. In the event that a Program Thrombin Inhibitor and/or Program Factor Xa Inhibitor is determined by Schering to have Alternative Activity (hereinafter an "Active Compound"), Schering shall have the right, in its sole discretion, to initiate a research program based upon such Active Compounds. The research program may include medicinal chemistry and/or biological research to modify an Active Compound and/or create Derivative Compounds (as defined in Paragraph 3 of this Amendment No. 2) for pre-clinical, clinical and/or commercial development. Any such research program undertaken by Schering pursuant to this Amendment No.2 will be outside the scope of the Factor Xa Research Program.

3. The term "Derivative Compound" shall mean a compound derived by or on behalf of Schering from an Active Compound, and having Alternative Activity against the same biological target as such Active Compound. For purposes of this Amendment No. 2, a compound shall be deemed to have been "derived" from an Active Compound if it is: (i) a chemical modification made to an Active Compound; (ii) otherwise derived from a chemical synthesis program based on an Active Compound; (iii) based on proprietary structure-function data obtained from Active Compounds; or
(iv) developed through the material use of Know-How owned by Corvas.

4. Subject to the terms and conditions set forth in Paragraphs 5, 6, 7 and 8 of this Amendment No.2, Active Compounds and Derivative Compounds shall be deemed to be Licensed Compounds under the Agreement.



                                       1.
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5. Notwithstanding anything in the Agreement to the contrary, Schering shall have [...***...] payment obligations to Corvas under Sections 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11 or 2.12 of the Agreement with respect to Active Compounds and/or Derivative Compounds discovered and developed by Schering for an Alternative Activity and not as a Thrombin Inhibitor or Factor Xa Inhibitor. In addition, the Earned Royalty payable by Schering (under Article III of the Agreement) on Net Sales of Licensed Products and Licensed Combinations containing an Active Compound or Derivative Compound, discovered and developed by Schering for an Alternative Activity and not as a Thrombin Inhibitor or Factor Xa Inhibitor, as the only ingredient which is a Licensed Compound shall be fixed at the rate of:

       (i) [...***...] percent of Net Sales for Licensed Products in countries in the Territory where the Active Compound or Derivative Compound contained in the Licensed Product is specifically disclosed and claimed in any of the Patent Rights; or

       (ii) [...***...] percent of Net Sales for Licensed Products not subject to Paragraph 5(i), above; or

       (iii) for Licensed Combinations at the corresponding rate determined in accordance Section 1.7B of the Agreement and Paragraph 5(i) or 5(ii) of this Amendment No.2, as appropriate.

The foregoing notwithstanding, [...***...] royalties shall be due with respect to sales of Licensed Products or Licensed Combinations containing a Licensed Compound which is conceived more than [...***...] years after the term of the Factor Xa Research Program

6. Schering shall notify Corvas in writing:

       (i)    of any and all Active Compounds that are identified; and

       (ii) upon filing of a New Drug Application for a Licensed Product or Licensed Combination containing an Active Compound and/or Derivative Compound for any Alternative Activity.

Schering will have no other reporting obligations under the Agreement or this Amendment No.2 with respect to its research and development activities relating to Active Compounds and/or Derivative Compounds. Schering shall provide Corvas with written notice of the First Commercial Sale of each Licensed Compound and/or Licensed Combination containing an Active Compound or Derivative Compound for which royalties are payable hereunder.

7. Schering will be solely responsible for all decisions relating to the selection, development and commercialization of Active Compounds and/or Derivative Compounds for any Alternative Activity. Schering shall use diligent efforts to develop and commercialize itself or through its Affiliate(s) or sublicensee(s) Licensed Products and/or Licensed Combinations containing an Active Compound or Derivative Compound discovered and developed by Schering for an Alternative Activity and not as a Thrombin Inhibitor or Factor Xa Inhibitor. Diligence efforts shall be comparable to those efforts Schering makes with respect to its own pharmaceutical products of comparable market potential and status. The diligence obligations set forth in Sections 4.6 and 4.7 of the Agreement shall not apply to the development and commercialization of such Active Compounds and Derivative Compounds.

--------
* CONFIDENTIAL TREATMENT REQUESTED


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8. Schering's diligence obligations under Paragraph 7 of this Amendment No.2 are expressly conditioned upon the continuing absence of any adverse condition or event which warrants a delay in commercialization of a Licensed Product and/or Licensed Combination, including, but not limited to, an adverse condition or event relating to the safety or efficacy of a Licensed Product or Licensed Combination, unfavorable labeling, pricing or pricing reimbursement approvals, or lack of regulatory approval, and the obligation of Schering to develop or market any such Licensed Product or Licensed Combination shall be delayed or suspended so long as in Schering's reasonable opinion any such condition or event exists.

9. Notwithstanding the terms of Article VI of the Agreement, Schering shall be responsible, at Schering's expense for the filing, prosecution, maintenance and defense of any patent applications or patents relating to Derivative Compounds and/or the use of any ActiveCompounds and/or Derivative Compounds for an Alternative Activity.

         Except as expressly amended and supplemented hereby, all other terms of the Agreement and the Extension Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed in duplicate by their duly authorized representatives.

CORVAS INTERNATIONAL, INC.                     SCHERING CORPORATION


BY:      /s/ RANDALL E. WOODS                  BY:      /s/ DAVID POORVIN
   ----------------------------------             ------------------------------
NAME:    Randall E. Woods                      NAME:    David Poorvin
     --------------------------------               ----------------------------
TITLE:   President & CEO                       TITLE:   Vice President
      -------------------------------                ---------------------------
DATE:    June 29, 1999                         DATE:    6/25/99
     ---------------------------------              ----------------------------


                                               SCHERING-PLOUGH LTD.

                                               BY:      /s/ DAVID POORVIN
                                                  ------------------------------
                                               NAME:    David Poorvin
                                                    ----------------------------
                                               TITLE:   Prokurist
                                                     ---------------------------
                                               DATE:    6/25/99
                                                    ----------------------------


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